Exhibit 99

The Energy Forum


LINCOLNWAY
ENERGY
NEVADA, IOWA

Volume X, Issue II September 2014

INSIDE THIS EDITION

Looking Forward	1-2
Unit Trading	1
Forward Looking Statements	1
Tax Year And Cash Flow	2
Lincolnway Energy Financial Results	2
New Team Members	2
Commodity Outlook	3
Production And Projects - August 2014	3
Grain Delivery This Fall	4

Member Appreciation BBQ

October 3, 2014
3:30 p.m. to 7:00 p.m.
RSVP to 515-817-0150
kgammon@lincolnwayenergy.com

UNIT TRADING

June 2014:	No Sales
July 2014:	No Sales
August 2014:	40 Units @ $625/unit

Lincolnway Energy, LLC
59511 W. Lincoln Highway
Nevada, Iowa 50201
Office: 515-232-1010
Fax: 515-663-9335
www.lincolnwayenergy.com

LOOKING FORWARD

By Eric Hakmiller, President and CEO

We are drawing to the conclusion of a great year where we have strengthened ourselves financially and positioned ourselves strategically. It is now coming to the time of year where all shareholders should be saying, "That was great but what about next year?" With all the usual legal protections about "forward looking" statements applying, here is how we see the next year.

We see both head winds and opportunities on our horizon. The good margins and plentiful feedstock the industry saw in 2013/14 has brought most viable ethanol production assets back on line. All running assets have also pushed their production rates hard and the combination of this means we are producing more ethanol and DDGS in this country than we have produced before. For ethanol this means we will be well supplied, especially in the winter time period where gasoline demand is seasonally soft. On the DDGS side, we have been doubly hit by a slowdown of Chinese imports over the last several months. These factors will cap margin opportunity in 2015.

On the opportunity side, we are going to see the lowest corn prices in the last eight years as we bring in a great crop this year. The lower price of corn will allow the U.S. to price ethanol into export markets which will sop up some of the higher production. It will also bar any imported ethanol to price itself into the U.S. market. We are also seeing more demand for gasoline being driven by better employment numbers which will also pull more ethanol into the market. Finally, the poor rail service some plants are experiencing this year will likely continue which will help keep a lid on the amount of ethanol the U.S can produce. All of this will help support the value of ethanol in 2015.

Specifically to Lincolnway Energy, we cannot be happier with the way the plant is operating. We are running at higher and more consistent rates than we have in years due to a large extent with the successful installation of the ICM SMT™ process and other efficiency steps we had designated as Phase One of our Pure Stream™ process.

We are making good progress on our other projects as well. The natural gas boiler system is coming out of the ground and should be operational by November of this year. We feel this will allow us to eliminate both planned and unplanned downtime going forward. The cellulosic ethanol storage tank we built for our next continued on page 2

FORWARD LOOKING STATEMENTS

Some of the information in this newsletter may contain forward looking statements that express Lincolnway Energy's current beliefs, projections and predictions about future results or events, such as statements with respect to financial results and condition; future trends in the industry or in business, revenues or income; litigation or regulatory matters; business and operating plans and strategies; competitive position; and opportunities that may be available to Lincolnway Energy. Forward looking statements are necessarily subjective in nature and are made based on numerous and varied estimates, projections, beliefs, strategies and assumptions, and are subject to numerous risks and uncertainties. Forward looking statements are not guarantees of future results, performance or business or operating conditions, and no one should place undue reliance on any forward looking statements because actual results, performance or conditions could be materially different.

Volume X, Issue II September 2014

continued from page 1

door neighbors is up and should be ready to take product from DuPont when they get their plant operational. We are also well into engineering on Phase Two of the Pure Stream™ process. This phase should increase revenue from production of corn oil and increase the efficiency of our fermentation process.

So which of these forces will determine our future? I think over all we have the potential for a solid year in 2015. The markets going forward are potentially more difficult than this year but we are a more efficient company than we were in the past and will continue to become more efficient going forward. This is how we will build long term value for our members.

October BBQ

We look forward to seeing all of you at our fall BBQ which will be October 3rd from 3:30 p.m. to 7:00 p.m. at the plant. As we were last year, our management team will be present to meet you and answer questions about what we are doing here at the plant and where the industry is going across the country. Last year it was a great event and we encourage everyone to circle the date on the calendar. Lincolnway Energy is your company and those of us who work here continue to want to thank you for your support and your confidence. Please come out to see us in October.

MATT LENNING



I am Matt Lenning, the new production manager here at Lincolnway Energy. I am super excited to be a part of a forward looking leader in the industry. I have been in the biofuels industry for 12 years now, spending nine of them in ethanol.

My wife (Barb) and I are originally from Iowa, and after spending the last 5 ½ years in Minnesota, are happy to be closer to family again. We have two girls Elizabeth (9) and Natalee (6) who are now attending the Roland-Story school district. We have purchased a house in Roland and are enjoying the small town feel. My wife worked with the University of Minnesota research department doing accounting, and is enjoying time with the kids right now as we transition.

With this new opportunity, we look for chances to share our lives and beliefs as we meet new people. We were very sad to leave our church family in Redwood Falls, as our church was a huge part of our lives, but look to find new. I want to thank Nichole Kayser for welcoming me every morning with a smile, as it brings life to my day and I look forward to meeting you someday.

TAX YEAR AND CASH FLOW

We are changing our tax year to a calendar year to put LWE in a better long-term financial position in the future. Even though LWE does not pay taxes, the US government requires Lincolnway to make a deposit to the U.S. Treasury for the amount of tax due for the October through December quarter as if Lincolnway Energy had to pay taxes. This is cash LWE can neither use to invest in the business nor pay shareholders in dividends and it does not decrease the amount of tax you owe. What this tax year change means to you is you will receive two K-1s (in the same envelope) this year. One K-1 is for the normal tax year October 2013 to September 2014. The second K-1 is for a short tax year, October 2014 to December 2014. If you have any questions, please feel free to give us a call at 515-232-1010.

LINCOLNWAY ENERGY FINANCIAL RESULTS

By Neal Greenberg, Interim, CFO

Lincolnway Energy, LLC reported a net profit of $7.8 million for the three months ended June 30, 2014, compared to a $2 million net loss for the three months ended June 30, 2013. Even better is Lincolnway's improvement over the past five years measuring the nine month net income (loss). See Net income (loss) chart below left.

Lincolnway has been able to achieve a significant improvement in net income by focusing on and managing the impact of the ethanol, distillers' grains (DDGS), and corn markets which make up Lincolnway Energy's gross profit. See the Gross profit (loss) chart to the right.


Gross profit (loss) Oct - July
$14,000,000
$10,000,000
$6,000,000
$2,000,000
($2,000,000)
($6,000,000)
($10,000,000)
$6,130,000
$511,000
($2,215,000)
($5,003,000)
$14,468,000
2010
2011
2012
2013
2014


Net income (loss) Oct - July
$14,000,000
$10,000,000
$6,000,000
$2,000,000
($2,000,000)
($6,000,000)
($10,000,000)
$3,723,000
($1,938,000)
($5,758,000)
($7,548,000)
$11,801,000
2010
2011
2012
2013
2014


Ethanol gallons sold Oct-July
50,000,000
40,000,000
30,000,000
20,000,000
10,000,000
-
40,508,000
41,464,000
40,036,000
42,108,000
41,186,000
2010
2011
2012
2013
2014

Lincolnway has been able to achieve this improved Gross and Net income on relatively flat ethanol gallons sold. Our plans are to continue to maximize production in order to capture the historically good margins.

2

Volume X, Issue II September 2014 3 Second, we consume 36 percent of our corn production making ethanol. That demand for ethanol, now that virtually all gasoline in the US is blended at 10 percent, is defined by miles driven, vehicle fuel economy and EPA edict. Miles driven are stagnating, fleet fuel economy is improving and the EPA isn’t budging. We foresee very little if any demand growth here. Perhaps there will be the equivalent of 100 million bushels of growth via ethanol exports. Third, we export 13 percent of our corn crop. China and most of the rest of the world have, like the US, expanded acreage devoted to feed grains in the last three years. High prices have called out more production everywhere. Crops are generally good and export demand will be down. That sums it up for corn. Larger supply, more competing crops, and most importantly, unresponsive demand, lead us to expect lower prices into the end of 2014. One last important factor in the corn price, and to Iowa producers, is the soybean market. The soybean balance sheet is where corn was two years ago. We are coming out of a year with a skin tight stocks/use ratio and commensurate super high prices. After three years of burgeoning Chinese demand, growing problems around the world and acreage flowing away from beans into corn, we are breaking the soybean markets back with huge acreage and the best looking crop in at least five years. Assuming South America gets a “normal” crop started, bean prices can conceivably break another $1.50 per bushel to $8.50 basis on the November contract. This will not be friendly for corn prices. Thus our expectation is for lower ag commodity prices across the board for the remainder of 2014. To finally reach a bottom we need to see growing consumption from the livestock sectors, “throw in the towel” type selling from producers, marked reductions in trading volumes and price volatility and commodity speculators moving out of their current modest net long positions in corn and soybeans into aggressive short positions. These changes will eventually occur and market direction will change. But it will be a lengthy process. Bear markets typically end with an extended period of sideways trade before any significant rallies take hold. COMMODITY OUTLOOK PRODUCTION AND PROJECTS-AUGUST 2014 This summer has been a very busy period for Lincolnway Energy. We began the summer starting up and fine tuning our new Selective Milling (SMT) process in April/May. Now running for about three months, it has proven to improve our ethanol yields, reduce our DDGS starch levels and increase our corn oil production. Since startup, we have had a string of very good months of ethanol production with one of the main contributors being SMT. A project in the final steps of construction is the new ethanol storage tank to be used for storing DuPont’s cellulosic ethanol. The tank is erected and painted, and the schedule for installing the piping inside the tank farm will start shortly. The schedule for startup is in line with DuPont’s startup schedule. We are in the process of installing the new natural gas Regenerative Thermal Oxidizer (RTO) and natural gas boiler. The RTO is in place and assembly being finalized. Gas, steam and water piping is being fabricated. The buildings and equipment structures for both are being set on the concrete foundations/footings. The boiler is scheduled to ship mid-August and should arrive by rail car by the end of August. Tie-ins for both are scheduled for the end of October with startup and tuning to begin then. Plans for a short October shutdown to do the above tie-ins plus several other projects continue to be firmed up. All scheduling rotates around the completion of the RTO and boiler. The Alliant natural gas pipeline is complete to us and the new main gas meter is completed. Alliant is in week four of construction of the main high pressure gas pipeline from Story City to the Barilla hub. The planned completion date is the end of November. Engineering work continues on the next step of implementing Pure Stream with construction slated to begin this fall. As above, our summer has been productive with good ethanol production, yields and quality. We look to even more consistent production after the October shutdown and the natural gas boiler startup. MATT LENNING By Blair Picard, Commercial Manager Corn has experienced a 40 percent or more price reduction during the last year, much more if we trace back to the historic highs of two years ago. So a fair question to ask is, “Are we at the bottom yet?” Before we answer that we have a disclaimer. It makes little difference to LWE if corn prices are high or low, going up or down. Our primary commercial concern is not the price of the corn we buy, rather it is the margin we can make between the price of our corn purchases and the price of the ethanol, DDGS and corn oil we sell. There are a number of factors influencing corn price at present. • Yield. USDA recently forecast yield at 167.4 bushels per acre, a new record, although not by much. We expect that yield figure to increase in future reports. • Seasonal influences. Historically the low in corn price is made during the harvest period between the first week of October and the first week of December. Given expected yield improvement and continuing speculative fund length, we expect a cyclical low during the 4th quarter. • Demand response. This is a tremendously important and too little discussed factor this year. We judge corn demand to be quite price inelastic at present and expect a very disappointing demand response despite a 500 million bushel larger supply and a much lower average price. Why? First, we feed 38 percent of our corn crop. After the extremely poor feeding economics of most of the past five years, poultry growers are being very cautious about adding numbers despite decent margins. Egg set and chick placement figures are by and large stagnant for the year to date. Hog production is suffering. With the challenges of PED, hog and pig inventory is at its lowest level in seven years. Cattle on feed numbers continue to register at 3 to 5 percent below the previous year. And to top it off, we have more feed wheat, hay and soybean meal competing with corn for a place in the ration. By Dave Sommerlot, Plant Manager

Lincolnway Energy, LLC 59511 W. Lincoln Highway Nevada, Iowa 50201 Volume X, Issue II September 2014 COME JOIN US ON THE WEB! If you haven’t already, please give us your e-mail address. This way you can receive the full color newsletter via e-mail and we can save on postage. E-mail your request to us at info@lincolnwayenergy.com. By Rick Ogle, Grain Buyer As we approach the harvest season, there are many things that run through our minds. First and foremost should be safety for everyone who works around us and others associated with harvest, all the way from the repairman to family and many others as well. I want to talk a little bit about the corn delivery hours we will have here at Lincolnway Energy. Starting August 25, 2014, our delivery hours will be 8 am until 3 pm, Monday through Friday, subject to space available and our daily grind of corn. It is very possible we will have to adjust the hours if necessary, to make this happen. It is our goal to give you the best delivery hours we can. We ask that you refer to the Lincolnway web page at http://www.lincolnwayenergy.com where our hours are always posted, and check the scale sign as you are making deliveries for current delivery hours. We also would like your comments, those can be sent to me at rogle@lincolnwayenergy.com or you can call me at 515-817-0159. Thank you for your business and have a safe harvest. GRAIN DELIVERY THIS FALL